EXHIBIT 23.1


MICHAELSON & CO., P.A.
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                                    Certified Public Accountants and Consultants










To the Board of Directors and Stockholders,
  Worldwide Film Funding, Inc.

Michaelson & Co., P.A., certified public accountants, hereby consents to the use of its opinion dated August 27, 2003, in connection with the Amendment No. 2 to the Form 10-SB Registrration Statement as filed with the Securities and Exchange Commission, and to the filing of a copy thereof as an exhibit thereto. We also consent to the use of our name under the caption "Experts" in the above-mentioned Registration Statement.


                                                     /s/ Michaelson CPA
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                                                     Michaelson & Co., P.A., CPA



Dated:  December 8, 2003

The Forum - Suite 710 * 1655 Palm Beach Lakes Boulevard * West Palm Beach, Florida 33401 * (561) 683-6800 * (800) 905-7206
     Fax: (561) 471-1443          E-mail:  info@michaelsoncpa.com
Internet: http://www.michaelsoncpa.com
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Member of the American Institute of Certified Public Accountants and the Florida
Institute of Certified Public Accountants